Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our reports with respect to Nationwide Multi-Flex Variable Account dated March 13, 2014 and Nationwide Life Insurance Company  and subsidiaries (the Company) dated February 28, 2014, included herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information (File No. 002-75174) on Form N-4.
/s/ KPMG LLP
Columbus, Ohio
April 18, 2014